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PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 9, 2005)

NZ$300,000,000

6.75% Global Notes Series QC due November 9, 2015

 We will pay interest on the Notes semi-annually in arrears on May 9 and November 9 of each year, commencing on May 9, 2006. We may not redeem the Notes prior to maturity unless certain events occur involving Canadian taxation.

 Purchasers of the Notes must make payment in New Zealand dollars. The underwriters may arrange for the conversion of U.S. dollars into New Zealand dollars to enable U.S. purchasers to pay for the Notes in New Zealand dollars.

 We will make all payments of principal and interest on the Notes in New Zealand dollars. The Registrar will convert your payments of principal and interest on the Notes into U.S. dollars, unless you elect to receive such payments in New Zealand dollars. The cost of such conversion will be deducted from your payments. We will make all payments of principal and interest on the Notes without deduction for, or on account of, taxes imposed or levied by or within Canada, subject to the exceptions described in this prospectus supplement.

 For information on exchange risks, see "Information on Currency Conversion and Foreign Exchange Exposure" and "Description of Notes" herein.

 We are offering to sell the Notes in North America, Europe and Asia in places where sales are permitted.

 The Notes will not be listed on any stock exchange. Québec may decide to list the Notes on a recognized stock exchange after their delivery.

	Per Note	Total
Price to public(1)	99.570%	NZ$	298,710,000
Underwriting discounts and commissions	0.250%	NZ$	750,000
Proceeds, before expenses, to Québec(1)	99.320%	NZ$	297,960,000

(1)
Plus accrued interest from November 9, 2005, if settlement occurs after that date.

 Delivery of the Notes, in book-entry form, will be made through DTC, Clearstream, Luxembourg and Euroclear on or about November 9, 2005.

 Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RBC Capital Markets	TD Securities
Deutsche Bank

The date of this prospectus supplement is November 1, 2005.

 You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

 Please note that in this prospectus supplement, references to "we", "our" and "us" refer to Québec and all references to the "European Economic Area", or "EEA", are to the Member States of the European Union together with Iceland, Norway and Liechtenstein.

 This prospectus supplement has been prepared on the basis that all offers of Notes in the EEA will be made pursuant to an exemption under the Prospectus Directive (2003/71/EC), as implemented in Member States of the EEA, from the requirement to produce a prospectus for offers of the Notes. Accordingly, any person making or intending to make any offer within the EEA of the Notes which are the subject of the placement referred to in this prospectus supplement should only do so in circumstances in which no obligation arises for Québec or the underwriters to produce a prospectus for such offer. Québec has not authorized and does not authorize the making of any offer of the Notes through any financial intermediary, other than offers made by the underwriters resulting in sales constituting the final placement of the Notes contemplated in this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

 You should read this prospectus supplement along with the prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the prospectus. Québec has not authorized anyone else to provide you with different information. Québec is not offering to sell or soliciting offers to buy any securities other than the Notes offered under this prospectus supplement, nor is Québec offering to sell or soliciting offers to buy the Notes in places where such offers are not permitted by applicable law. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date of this prospectus supplement.

 Québec is furnishing this prospectus supplement and the prospectus solely for use by prospective investors in connection with their consideration of a purchase of Notes. Québec confirms that:

  •
  the information contained in this prospectus supplement is true and correct in all material respects and is not misleading;

  •
  it has not omitted other facts the omission of which makes this prospectus supplement as a whole misleading; and

  •
  it accepts responsibility for the information it has provided in this prospectus supplement and the prospectus.

 References to "NZ$" or "NZD" are to New Zealand dollars. References to "U.S. dollars" are to United States dollars. On November 1, 2005, the noon spot exchange rate for New Zealand dollars as reported by the Bank of Canada, expressed in Canadian dollars, was $0.8214.

DOCUMENTS INCORPORATED BY REFERENCE

 The prospectus incorporates by reference Québec's Annual Report on Form 18-K for the fiscal year ended March 31, 2005 and the amendments to that report filed through the date of this prospectus supplement, in addition to all future annual reports and amendments to annual reports, and any other information we file with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a) and 13 (c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the Notes. See "Where You Can Find More Information" in the prospectus.

FORWARD-LOOKING STATEMENTS

 This prospectus supplement contains forward-looking statements. Statements that are not historical facts, including statements about Québec's beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Québec undertakes no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. Québec cautions you that actual results may differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

 The net proceeds of the issue, being approximately NZ$297,645,000 (after deduction of expenses), will be added to the Consolidated Revenue Fund of Québec and will be applied to the general expenses of Québec or advanced to the Financing Fund of Québec as permitted by law.

DESCRIPTION OF NOTES

 This prospectus supplement describes the terms of the Notes in greater detail than the prospectus and may provide information that differs from the prospectus. If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement.

 Québec will issue the Notes under the Fiscal Agency Agreement (as defined below). The information contained in this section and in the prospectus summarizes some of the terms of the Notes. Because this is a summary, it does not contain all of the information that may be important to you as a potential investor in the Notes. Therefore, you should read the Fiscal Agency Agreement and the form of Note in making your investment decision. Québec will file copies of these documents with the Commission and will also file copies of these documents at the offices of the Registrar and the paying agents.

 The Notes constitute a separate series of debt securities of Québec being offered by Québec from time to time. The portion of the Notes being offered by this prospectus supplement and the accompanying prospectus dated May 9, 2005 to be sold in the United States was registered under Registration Statement No. 333-124679 which Québec has filed with the Commission under the United States Securities Act of 1933, as amended (the "Securities Act").

 The Notes in the aggregate principal amount of NZ$300,000,000 will be issued subject to a fiscal agency agreement to be dated as of November 9, 2005 (the "Fiscal Agency Agreement"), between Québec and JPMorgan Chase Bank, N.A., as fiscal agent, transfer agent, registrar and paying agent (in all such capacities, the "Registrar"). Holders of Notes will be bound by, and deemed to have notice of, the provisions contained in the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement will be available for inspection at and may be obtained, free of charge, from the offices of the Registrar, JPMorgan Chase Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004 during the Registrar's normal business hours on any weekday. References to principal and interest in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable as described below. See "Payment of Additional Amounts".

Status of the Notes

 The Notes will be direct and unconditional obligations of Québec for the payment and performance of which the full faith and credit of Québec will be pledged and will not be secured. The Notes will rank equally among themselves and with all notes, debentures or other similar debt securities issued by Québec and outstanding at the date hereof or in the future.

Form, Denomination and Registration

 The Notes will be issued in the form of one or more fully registered global notes (the "Global Notes") registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), and held by JPMorgan Chase Bank, N.A., as custodian for DTC. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC, the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") (collectively, the "clearing systems"). The clearing systems will be responsible for establishing and maintaining book-entry accounts for their participants having interests in the Notes. Beneficial owners of Notes will not, except in limited circumstances described herein, be entitled to receive Notes represented by physical certificates or to have Notes registered in their names, and will not be considered holders thereof under the Fiscal Agency Agreement. See "Certificated Notes". Subject to applicable law and the terms of the Fiscal Agency Agreement, Québec and the Registrar shall deem and treat registered holders of the Notes as the absolute owners thereof for all purposes whatsoever notwithstanding any notice to the contrary; and all payments to, or on the order of, the registered holders shall be valid and shall discharge the liability of Québec and the Registrar on the Notes to the extent of the sum or sums so paid.

 The Notes will only be sold in denominations of NZ$5,000 or integral multiples of NZ$1,000 in excess thereof.

 The Registrar will be responsible for (i) maintaining a record of the aggregate holdings of Notes; (ii) ensuring that payments of principal and interest in respect of the Notes received by the Registrar from Québec are duly credited to DTC; and (iii) transmitting to Québec any notices from beneficial owners of Notes. The Registrar will not impose any fees in respect of the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, beneficial owners of Notes may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such Notes are held with the clearing systems.

Interest

 The Notes will bear interest from November 9, 2005 at a rate of 6.75% per annum, payable in two equal semi-annual installments, in arrears on May 9 and November 9. Interest on the Notes will cease to accrue on the date fixed for redemption or repayment unless, upon due presentation of the Notes, payment of principal is improperly withheld or refused.

 Whenever it is necessary to compute any amount of interest in respect of the Notes, other than with respect to regular semi-annual payments, such interest shall be computed on the basis of Actual/Actual (ISMA). Actual/Actual (ISMA) refers to Actual/Actual as set forth in Rule 251 of the statutes, by-laws, rules and recommendations of the International Securities Market Association (ISMA) as published in April 1999 and as applied to straight and convertible notes issued after December 31, 1998. The rate of interest specified in the Notes is a nominal rate and all interest payments and computations are to be made without allowances or deductions for deemed reinvestment.

Payments

 Principal of, and interest and Additional Amounts (as defined below under "Payment of Additional Amounts"), if any, on, the Notes are payable by Québec to the person registered at the close of business on the relevant record date in the register held by the Registrar. With respect to Notes held by Cede & Co. for DTC participants, Euroclear and Clearstream, Luxembourg, payment will be made to beneficial owners in accordance with customary procedures established from time to time by DTC, Euroclear and Clearstream, Luxembourg. The Registrar will act as Québec's paying agent for the Notes pursuant to the Fiscal Agency Agreement.

 Principal of, and interest and Additional Amounts, if any, on, the Notes are payable by Québec in New Zealand dollars. However, any holder shall receive payments of principal and interest in respect of the Notes in U.S. dollars, unless that holder elects to receive payments in NZD in accordance with the procedures set out below. To the extent that holders shall not have made such election in respect of any payment of principal or interest, the aggregate amount designated for all such holders in respect of such payment (the "NZD conversion amount") shall be converted by the Registrar into U.S. dollars and paid by wire transfer of same-day funds to the registered holder of the global certificates for payment through DTC's settlement system to the relevant DTC participants. All costs of any such conversion shall be deducted from those payments. Any such conversion shall be based on the bid quotation of the Registrar, at or prior to 11:00 a.m., New York City time, on the second conversion business day preceding the relevant payment date, for the purchase by the Registrar of the NZD conversion amount with U.S. dollars for settlement on that payment date. Conversion business day means a day which is a New York business day, a Wellington business day and a London business day, each as defined below. If such bid quotation is not available, the Registrar shall obtain a bid quotation from a leading foreign exchange bank in New York City selected by the Registrar for that purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the NZD conversion amount will be made in NZD to the account or accounts specified by DTC to the Registrar. Until such account or accounts are so specified, the funds still held by the Registrar shall bear interest at the rate of interest quoted by the Registrar for deposits with it on an overnight basis, to the extent that the Registrar is reasonably able to reinvest such funds.

 Any holder may elect to receive payment of principal and interest with respect to the Notes in NZD by causing DTC, through the relevant DTC participant, to notify the Registrar by the time specified below of (i) that holder's election to receive all or a portion of such payment in NZD and (ii) wire transfer instructions to a NZD account. Such election in respect of any payment shall be made by the holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with those procedures, be irrevocable. DTC's notification of such election, wire transfer instructions and of the amount payable in NZD pursuant to this paragraph must be received by the Registrar prior to 5:00 p.m., New York City time, on the sixth New York business day (as defined below) following the relevant record date in the case of interest and prior to 5:00 p.m., New York City time, on the eighth New York business day prior to the payment date for the payment of principal. Any payments under this paragraph in NZD shall be made by wire transfer of same-day funds to NZD accounts designated by DTC.

 If any due date for payment of principal or interest in NZD in respect of any Note to the registered holder of the global certificates is not a Wellington business day, such payment will not be made until the next following Wellington business day, and no further interest shall be paid in respect of the delay in such payment. If any due date for payment of principal or interest in U.S. dollars in respect of any Note to the registered holder of the global certificates is not a Wellington business day or not a New York business day, such payment shall not be made until the next day which is both a Wellington business day and a New York business day, and no further interest shall be paid in respect of the delay in such payment. "New York business day" means any day on which banking institutions in New York City are not obligated and not authorized to close. "Wellington business day" means any day (other than a Saturday or Sunday) on which credit institutions are open for business in Wellington, New Zealand. "London business day" means any day (other than a Saturday or Sunday) on which credit institutions are open for business in London, England.

 For the purposes of the terms and conditions of the Notes, "payment date" means the day on which the payment is actually to be made, where applicable as adjusted in accordance with the preceding paragraph, and "due date" means the payment date provided for herein, without taking account of any such adjustment.

Record Date

 The record date for purposes of payments of principal of and interest and Additional Amounts, if any, on the Notes will be as of 5:00 p.m., New York City time, on the fourteenth calendar day preceding the maturity date or any interest payment date, as applicable. Ownership positions within each clearing system will be determined in accordance with the normal conventions observed by such system.

Payment of Additional Amounts

 The principal of, and interest on, the Notes will be paid to any holder, who as to Canada or any province, political subdivision or taxing authority therein or thereof, is a non-resident, without deduction for or on account of any present taxes or duties of whatsoever nature, imposed or levied by or within Canada, or any province, political subdivision or taxing authority therein or thereof. If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, Québec shall be required to withhold any taxes or duties from any payments due respectively under the Notes, Québec will pay such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment of the principal of, and interest on, the Notes to any such holder will be not less than the amount provided for in the Notes. Québec shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties to which any holder is subject otherwise than by reason of his ownership of Notes or the receipt of income therefrom or which become payable as a result of any Note being presented for payment on a date more than ten days after the date on which the same becomes due and payable, or the date on which payment thereof is duly provided for, whichever is later. In addition, Québec also shall not be obliged to pay any Additional Amounts where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/EC or any Directive implementing the agreement of the ECOFIN Council meeting of June 3, 2003 regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive or presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a Member State of the EU.

Maturity, Redemption and Purchases

 Unless previously redeemed for tax reasons as provided below, or purchased, the principal amount of the Notes shall be due and payable on November 9, 2015.

 If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof (other than Québec) or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, which change or amendment shall have become effective after the date of this prospectus supplement, it is determined by Québec that it would be required at, or at any time prior to, maturity of the Notes to pay Additional Amounts as described under "Payment of Additional Amounts", the Notes may be redeemed in whole but not in part at the option of Québec on not less than 30 nor more than 45 days' published notice in accordance with "Notices" below, at the principal amount thereof together with accrued interest.

 Québec may, if not in default under the Notes, purchase Notes at any time, in any manner and at any price. If purchases are made by tender, tenders must be available to all holders of Notes alike.

Transfers

 Transfers between participants within Euroclear and Clearstream, Luxembourg, and between Euroclear and Clearstream, Luxembourg participants, will be effected in accordance with procedures established for this purpose from time to time by Euroclear and Clearstream, Luxembourg. Notes may be transferred between DTC participants in accordance with procedures established for this purpose from time to time by DTC.

Certificated Notes

 Notes represented by a Global Note are exchangeable for Notes represented by fully registered physical certificates ("Certificated Notes") of like tenor and of an equal aggregate principal amount as the Global Note in denominations of

NZ$5,000 and integral multiples of NZ$1,000 in excess thereof (i) if the relevant depositary notifies Québec that it is unwilling or unable to continue as depositary for the Global Note or ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered and a successor depositary is not appointed by Québec within 90 days after receiving the notice or becoming aware that the depositary is no longer so registered; (ii) if Québec, in its discretion at any time, determines not to have any of the Notes represented by the Global Notes; or (iii) upon request by the depositary to the Registrar, acting on direct or indirect instructions of a holder or any beneficial owner of an interest in the Global Note, after an event of default entitling the holder to accelerate the stated maturity of the Global Note has occurred and is continuing, or, if the depositary does not promptly make that request, then any beneficial owner of an interest in the Global Note will be entitled to make that request to the Registrar. Québec acknowledges that if Certificated Notes are not promptly issued to the owners of beneficial interests in a Global Note as contemplated above, then an owner of a beneficial interest will be entitled to pursue any remedy under the Fiscal Agency Agreement, the Global Note or applicable law with respect to the portion of the Global Note representing that owner's interest in the Global Note as if Certificated Notes had been issued.

Modification

 The Fiscal Agency Agreement and the Notes may be amended by Québec and the Registrar without notice to, or the consent of, the holder of any Note, for the purpose of (i) curing any ambiguity; (ii) curing, correcting or supplementing any defective provisions contained therein; (iii) effecting the issue of further notes as described below under "Further Issues"; or in any other manner which Québec and the Registrar acting on the advice of counsel may deem necessary or desirable and which will not be inconsistent with the Fiscal Agency Agreement or the Notes and which, in the reasonable opinion of Québec and the Registrar, will not adversely affect the interests of the holders of Notes.

 The Fiscal Agency Agreement will contain provisions for convening meetings of registered holders of Notes to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement (except as provided in the immediately preceding paragraph) and the Notes (including the terms and conditions thereof) or waive future compliance therewith or past default thereon by Québec. An Extraordinary Resolution duly passed at any such meeting shall be binding on all holders of Notes, whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Notes may, without the consent of the holder of each such Note affected thereby: (a) change the stated maturity or interest payment dates of any such Note; (b) reduce the principal amount of or rate of interest on any such Note; (c) change the currency of payment of any such Note; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Note; (e) reduce the percentage of the holders of Notes necessary to modify or amend the Fiscal Agency Agreement or the terms and conditions of the Notes or reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Notes; or (f) reduce the percentage of outstanding Notes necessary to waive any future compliance or past default.

 The term "Extraordinary Resolution" will be defined in the Fiscal Agency Agreement as a resolution passed at a meeting of holders of Notes by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of Notes represented at the meeting in person or by proxy or as an instrument in writing signed by the holders of not less than 66 2/3% in principal amount of the outstanding Notes. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing at least a majority in principal amount of the Notes at the time outstanding, or at any adjourned meeting called by Québec or the Registrar, two or more persons being or representing holders of Notes whatever the principal amount of the Notes so held or represented.

Governing Law

 The Fiscal Agency Agreement and the Notes shall be construed in accordance with, and governed by, the laws of Québec and the laws of Canada applicable therein.

 Québec will irrevocably consent to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making, enforcement or execution against any property of any order or judgment) made or given in connection with any proceedings arising out of, or in connection with, the Fiscal Agency Agreement and the Notes. Information regarding jurisdiction of courts is set forth under "Jurisdiction" in the prospectus.

Events of Default

 In the event that (a) Québec shall default in the payment of the principal amount of, interest or Additional Amounts, if any, on, the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days or (b) default shall be made in the due performance or observance by Québec of any covenant or agreement contained in the Notes, other than the payment of principal, interest or Additional Amounts, or the Fiscal Agency Agreement, and such default shall continue for a period of 60 days or (c) Québec shall default in the payment of any principal of, interest or additional amounts, if any, on, any indebtedness (direct or under a guarantee) for borrowed money, other than the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days, provided that the foregoing shall not be taken into account so long as the aggregate principal amount of all such indebtedness (direct or under a guarantee) for borrowed money with respect to which the foregoing has occurred does not exceed U.S.$50,000,000 (or its equivalent in other currencies), then at any time thereafter and during continuance of such default, the registered holder of any Note (or its proxy) may deliver or cause to be delivered to Québec at Ministère des Finances, c/o Direction des services post-marchés, 8, rue Cook, Québec, Québec, Canada G1R 5P4, a written notice that such registered holder elects to declare the principal amount of the Notes held by him (the serial number or numbers of the Global Notes which represent such Notes and the principal amount of the Notes owned by him and the subject of such declaration being set forth in such notice) to be due and payable and, in the cases falling within either (a) or (c) above, on the fifteenth day after delivery of such notice, or, in the cases falling within (b) above, on the thirtieth day after delivery of such notice, the principal of the Notes referred to in such notice plus accrued interest thereon shall become due and payable, unless prior to that time all such defaults theretofore existing shall have been cured.

Notices

 All notices to the holders of Notes will be published in English in London, England in the Financial Times, in New York, New York in The Wall Street Journal, in Toronto, Ontario in The Globe & Mail and in French in Montréal, Québec in La Presse. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper or, if in Québec, a French language newspaper, with general circulation in the respective market regions as Québec, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Further Issues

 Québec shall be at liberty from time to time without the consent of the holders of the Notes to create and issue further notes ranking equally in all respects (or in all respects save for the first payment of interest thereon), and such further notes shall be consolidated and form a single series with the outstanding Notes. Any further notes forming a single series with the outstanding Notes shall be issued with the benefit of, and subject to an agreement supplemental to, the Fiscal Agency Agreement.

Prescription

 If any money that Québec pays to the Registrar for the payment of principal of or interest on the Notes is not claimed at the end of two years after the principal or interest was due and payable, then the Registrar will repay the money to Québec on Québec's written request. After any such repayment, the Registrar will not be liable with respect to those payments. However, Québec's obligations to pay the principal of and interest on the Notes as they become due will not be affected by the repayment.

 Under current Québec law, any payment of principal of or interest on the Notes will become void unless claimed within a period of three years from the date on which such principal or interest was due and payable. If any money that Québec pays to the Registrar for the payment of principal of or interest on the Notes is not claimed when such payment becomes void, then the Registrar will repay the money to Québec. After any such repayment, neither the Registrar nor Québec will be liable with respect to those payments.

CLEARING AND SETTLEMENT

 Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the procedures provided below in order to facilitate transfers of Notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither Québec nor the Registrar will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certification and Custody

 Links have been established among DTC, Clearstream, Luxembourg and Euroclear to facilitate the initial issuance of the Notes and cross-market transfers of the Notes associated with secondary market trading. DTC will be linked indirectly to Clearstream, Luxembourg and Euroclear through the DTC accounts of their respective U.S. depositaries. At the time of the initial settlement, the Notes will be represented by one or more fully registered Global Notes without interest coupons which will not, except in the circumstances described above under "Description of Notes — Certificated Notes", be exchangeable for fully registered physical certificates representing individual Notes. The Global Notes will be held by JPMorgan Chase Bank, N.A., as custodian for DTC, will be issued in registered form in the name of DTC's nominee, Cede & Co., and beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

The Clearing Systems

 Clearstream, Luxembourg, Euroclear and DTC have advised Québec as follows:

 Clearstream, Luxembourg.    Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides Clearstream, Luxembourg Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant either directly or indirectly.

 Distributions with respect to Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Participants in accordance with its rules and procedures to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

 Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

 The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

 Distributions of principal and interest with respect to Notes held through Euroclear or Clearstream, Luxembourg will be credited to the cash accounts of Euroclear or Clearstream, Luxembourg participants in accordance with the relevant system's rules and procedures, to the extent received by such system's depositary.

 DTC.    Information regarding DTC is set forth under "Description of the Securities — Book-Entry System" in the prospectus.

Initial Settlement

 Customary settlement procedures will be followed for participants of each system at initial settlement. Settlement procedures applicable to the domestic United States dollar market will be followed for primary market purchasers which are participants in DTC, and Notes will be credited to their securities accounts on the settlement date against payment in same-day funds. Settlement procedures applicable to conventional eurobonds in registered form will be followed for primary market purchasers which are Euroclear or Clearstream, Luxembourg participants, and Notes will be credited to their securities accounts on the business day following the settlement date against payment for value on the settlement date.

Secondary Market

 Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream, Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

 Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the U.S. Depositaries.

 Because of time zone differences, credits of Notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream, Luxembourg Participants or Euroclear Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Notes by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

INFORMATION ON CURRENCY CONVERSION AND FOREIGN EXCHANGE EXPOSURE

Currency Conversion

 Initial purchasers are required to pay for the Notes in New Zealand dollars. Each underwriter may, under certain terms and conditions, arrange for the conversion of U.S. dollars into New Zealand dollars to enable U.S. purchasers to pay for the Notes in New Zealand dollars. Any conversion will be made by the underwriter on such terms and subject to such conditions, limitations and charges as the underwriter may from time to time establish in accordance with its regular foreign exchange practices, and subject to any applicable laws and regulations. All costs of conversion will be borne by such purchasers of the Notes. See also "— Foreign Exchange Exposure". For the specific payment procedures in connection with the payments to be made by Québec under the Notes, see "Description of Notes — Payments".

Foreign Exchange Exposure

 An investment in the Notes, which are denominated in, and all payments in respect of which are made in, or determined by reference to, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the "home currency"), entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the New Zealand dollar and the possibility of the imposition or modification of foreign exchange controls with respect to the New Zealand dollar. These risks generally depend on economic and political events over which Québec has no control. In recent years, rates of exchange for some currencies have been highly volatile and that volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in that rate that may occur during the term of the Notes. Depreciation of the New Zealand dollar against the relevant home currency could result in a decrease in the effective yield of the Notes below the coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

 The description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. Prospective investors should consult their own financial and legal advisors as to the risks involved in an investment in the Notes.

TAX MATTERS

 This summary is of a general nature only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular holder and no representation with respect to the consequences to any particular holder is made. Therefore, you should consult your own tax advisors for advice regarding your individual circumstances.

Canadian Federal Income Taxation

 In the respective opinions of Desjardins Ducharme, L.L.P., Canadian counsel for Québec, and Ogilvy Renault LLP, Canadian counsel for the underwriters, the following summary fairly describes the main Canadian federal income tax consequences applicable to you if you invest, as initial purchaser, in the Notes and, for purposes of the Income Tax Act (Canada) (the "Act"), you hold them as capital property. This summary is based on the relevant provisions of the Act and the Regulations thereunder and counsel's understanding of the administrative practices of the Canada Revenue Agency. It assumes that the specific proposals to amend the Act and the Regulations publicly announced by the Minister of Finance of Canada prior to the date of this prospectus supplement are enacted in their present form, but the Act or the Regulations may not be amended as proposed or at all. This summary does not address provincial, territorial or foreign income tax considerations. Changes in the law or administrative practices or future court decisions may affect your tax treatment.

Canadian Residents

 The following discussion is applicable to a holder who, for purposes of the Act, is a resident of Canada and is not a financial institution as defined in Section 142.2 of the Act.

 Interest Payments.    A holder that is a corporation, partnership, unit trust or trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year all interest that accrues to it on a Note to the end of the year or became receivable or was received by it before the end of the year, to the extent that it was not included in computing its income for a preceding year.

 A holder (other than a holder referred to in the previous paragraph) will be required to include in computing its income for a taxation year all interest on a Note that is received or receivable by the holder in a year (depending upon the method regularly followed by the holder in computing profit) to the extent that such interest was not included in computing its income for a preceding year. Notwithstanding the preceding rule, a holder (other than a holder referred to in the previous paragraph) who, in a taxation year, holds an interest in a Note on any anniversary day of its issue (as defined in the Act), shall include the interest that accrued to the holder to the end of that day with respect to the Note to the extent that such interest was not otherwise included in computing its income for the year or a preceding year.

 Dispositions.    On a disposition or deemed disposition of a Note, including a redemption or purchase by Québec or a repayment by Québec upon maturity, a holder will generally be required to include in computing its income for the taxation year in which the disposition occurred all interest on the Note that has accrued to the holder from the last interest payment date to the extent that such interest has not otherwise been included in its income for the year or a preceding year.

 In general, a disposition or deemed disposition of a Note will give rise to a capital gain (capital loss) equal to the amount by which the proceeds of disposition net of accrued interest and any costs of disposition exceed (are exceeded by) the adjusted cost basis of the Note to the holder. The amount of any capital loss otherwise determined may be limited in certain circumstances. Generally, one-half of a capital gain must be included in income as a taxable capital gain and one-half of a capital loss is an allowable capital loss. An allowable capital loss for a year normally may be deducted by the holder in computing income to the extent of any taxable capital gains for the year. Any allowable capital loss not deductible in the year may be deducted against taxable capital gains in computing taxable income for any of the three preceding years or any subsequent year (in accordance with the rules contained in the Act). Capital gains realized by an individual will be relevant in computing possible liability under the alternative minimum tax.

 Foreign Exchange Considerations.    The Notes are denominated in New Zealand dollars and payments of principal and interest on the Notes will be made by Québec in New Zealand dollars. Unless an election is made by a holder of Notes to receive payments in New Zealand dollars (in accordance with the procedures set out in "Description of Notes — Payments"), the Registrar will convert such payments into U.S. dollars and holders who have not so elected will receive payments of principal and interest in U.S. dollars, net of conversion costs incurred by the Registrar.

 All amounts that a holder is required to include as interest in computing his or her income for the purposes of the Act will be based on the Canadian dollar value of the New Zealand dollar amounts that Québec is required to pay using the prevailing New Zealand dollar/Canadian dollar exchange rate at the relevant time. Holders who subsequently receive payments of interest in U.S. dollars should consult their own tax advisors with respect to the tax treatment of the conversion of New Zealand dollars to U.S. dollars by the Registrar and the associated conversion costs assumed by the holder.

 For the purpose of computing the adjusted cost base of a Note to the initial purchaser of such Note who pays for such Note in New Zealand dollars, the cost of such Note will be based on the Canadian dollar value of the New Zealand dollar amount paid by such purchaser using the New Zealand dollar/Canadian dollar exchange rate prevailing at the time of such purchase.

 The computation of the proceeds of disposition of a Note received by a holder upon redemption or purchase by Québec or a repayment by Québec upon maturity shall be based on the Canadian dollar value of the New Zealand dollar amount paid by Québec using the prevailing New Zealand dollar/Canadian dollar exchange rate at the relevant time. Holders who subsequently receive payments of principal in U.S. dollars should consult their own tax advisors with respect to the tax treatment of the conversion of New Zealand dollars to U.S. dollars by the Registrar and the associated conversion costs assumed by the holder.

 If a holder sells or otherwise disposes of a Note to a third party for a price in a currency other than the Canadian dollar, the proceeds of disposition shall be based on the Canadian dollar value of such price using the exchange rate between such other currency and the Canadian dollar prevailing at the time.

 Eligibility for Investment.    The Notes are qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans (except for deferred profit sharing plans of Québec or of an employer not dealing at arm's length with Québec).

Non-Residents

 The following comments are generally applicable to a holder that, for purposes of the Act, is not, and is not deemed to be, a resident of Canada during any taxation year in which it owned the Notes and that does not use or hold, and is not deemed to use or hold, the Notes in the course of carrying on a business in Canada and in the case of a person who carries on an insurance business in Canada and elsewhere, establishes that the Notes are not a "designated insurance property" and are not effectively connected with such insurance business carried on in Canada and is not an authorized foreign bank carrying on a bank business in Canada (a "Non-Resident Holder").

 Interest Payments.    A Non-Resident Holder will not be subject to tax (including withholding tax) under the Act on interest on the Notes.

 Dispositions.    Gains realized on the disposition or deemed disposition of a Note by a Non-Resident Holder will not be subject to tax under the Act.

United States Taxation

 This section describes certain material United States federal income tax consequences of owning the Notes. It applies to you only if you acquire Notes in the offering and you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities or currencies,

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

  •
  a bank,

  •
  a life insurance company,

  •
  a tax-exempt organization,

  •
  a person that owns Notes that are a hedge or that are hedged against interest rate or currency risks,

  •
  a person that owns Notes as part of a straddle or conversion transaction for tax purposes, or

  •
  a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

 This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

 If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

 This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

 If you are not a United States holder, this subsection does not apply to you and you should refer to "— United States Alien Holders" below.

Payments of Interest

Cash Basis Taxpayers

 If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes you must recognize ordinary interest income equal to the U.S. dollar value on the date of receipt of the New Zealand dollar interest payment on the Note irrespective of whether you elect to receive the interest in U.S. dollars or New Zealand dollars. If you elect to receive the interest payment in U.S. dollars, you will also recognize ordinary gain or loss (if any) in an amount equal to the difference between the amount of interest you included in income and the U.S. dollar payment that you receive on your Note (which may be less than the U.S. dollar value of the interest because of fees that are imposed on holders that elect to receive interest in U.S. dollars).

Accrual Basis Taxpayers

 If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average New Zealand dollar/U.S. dollar exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

 If you elect the second method, you would determine the amount of income accrued on the basis of the New Zealand dollar/U.S. dollar exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the New Zealand dollar/U.S. dollar exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the New Zealand dollar/U.S. dollar exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

 When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the U.S. dollar amount of the interest income that you accrued and the actual amount of U.S. dollars that you received or, if you receive New Zealand dollars, the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt.

Foreign Tax Credit Consequences

 Interest paid on the Notes is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest paid in taxable years beginning before January 1, 2007, with certain exceptions, will be "passive" or "financial services" income, while interest paid in taxable years beginning after December 31, 2006 will, depending on your circumstances, be "passive" or "general" income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit.

Purchase, Sale and Retirement of the Notes

 Your tax basis in your Note will generally be the U.S. dollar value of the New Zealand dollar purchase price for your Note on the date of purchase.

 You will generally recognize gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your Note. If your Note is sold or retired for an amount in New Zealand dollars, the amount you realize will be the U.S. dollar value of such amount on the date the Note is disposed of or retired.

 You will recognize capital gain or loss when you sell or retire your Note, except to the extent:

  •
  attributable to accrued but unpaid interest, or

  •
  attributable to changes in exchange rates as described below.

 Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

 You must treat any portion of the gain or loss that you recognize on the sale or retirement of a Note as ordinary income or loss to the extent attributable to changes in New Zealand dollar/U.S. dollar exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

 If you receive New Zealand dollars as interest on your Note or on the sale or retirement of your Note, your tax basis in the New Zealand dollar will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase New Zealand dollars in order to purchase your Note, you generally will have a tax basis in the New Zealand dollars equal to the U.S. dollar value of the New Zealand dollars on the date of your purchase. If you sell or dispose of a New Zealand dollar, including if you use it to purchase Notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

United States Alien Holders

 This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation

  •
  a foreign partnership, or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

 If you are a United States holder, this subsection does not apply to you.

 Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a Note interest on a Note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

  •
  you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

  •
  you both

  •
  have an office or other fixed place of business in the United States to which the interest is attributable and

  •
  derive the interest in the active conduct of a banking, financing or similar business within the United States.

Purchase, Sale, Retirement and Other Disposition of the Notes

 If you are a United States alien holder of a Note, you generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States or

  •
  you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

 For purposes of the United States federal estate tax, the Notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Treasury Regulations Requiring Disclosure of Reportable Transactions

 Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the Notes are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the Notes in connection with a U.S. trade or business) that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting

 If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

  •
  payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

  •
  the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

 Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

 If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  payments of principal and interest made to you outside the United States by a non-United States payor and

  •
  other payments of principal and interest and the payment of the proceeds from the sale of a Note effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

 Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

 In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

European Union Savings Directive

 Pursuant to EC Council Directive 2003/48/EC on the taxation of savings income, Member States are required, from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria will instead be required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of that transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have agreed to adopt similar measures (a withholding system in the case of Switzerland) with effect from the same date.

UNDERWRITING

 Subject to the terms and conditions set forth in the Québec Underwriting Agreement Standard Provisions (Debt Securities), dated November 1, 2005, and the Terms Agreement, dated November 1, 2005 (together referred to as the "underwriting agreement"), Québec has agreed to sell to the underwriters named below, for whom Royal Bank of Canada Europe Limited is acting as representative, the respective principal amounts of Notes set forth below.

Underwriter	Principal Amount
Royal Bank of Canada Europe Limited	NZ$	135,000,000
The Toronto-Dominion Bank		135,000,000
Deutsche Bank AG, London Branch		30,000,000

Total	NZ$	300,000,000

 The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of Notes may be terminated.

 The underwriters propose to offer the Notes initially at the public offering price on the cover page of this prospectus supplement. After the initial public offering, the public offering price and other selling terms may be changed by the representative.

 We estimate that our out-of-pocket expenses for this offering will be approximately NZ$165,000, excluding a partial reimbursement of the underwriters' expenses estimated at NZ$150,000.

 The Notes are offered for sale in North America, Europe and Asia in places where it is legal to make such offers.

 Each of the underwriters has agreed that it will not offer, sell or deliver any of the Notes, directly or indirectly, or distribute this prospectus supplement or prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that, to the best knowledge and belief of such underwriter, will result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on Québec except as set forth in the underwriting agreement.

 Each of the underwriters severally represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue and sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Quebec; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

 In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of the Notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   to fewer than 100 natural persons or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the consent of Royal Bank of Canada Europe Limited for any such offer; or

          (d)   in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall result in a requirement for the publication by Québec or any other underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

 For the purposes of this section, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

 The Notes have not been and will not be registered under the Securities and Exchange Law of Japan and offers and sales, direct or indirect, of Notes may not be made in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan available thereunder and in compliance with other relevant laws of Japan.

 Each of the underwriters has represented and agreed that no offering circular in respect of the Notes has been, nor will be, registered under the New Zealand Securities Act 1978 (the "Act"). Accordingly, the Notes must not be offered to the public in New Zealand within the meaning of that Act. Without limitation, no person may (directly or indirectly) offer for subscription or purchase or issue invitations to subscribe for or buy, or sell the Notes, or distribute any disclosure documents (as defined in the underwriting agreement) or any other advertisement or offering material relating to the Notes in New Zealand, or to any resident of New Zealand, except that the Notes may be offered (i) to persons whose principal business is the investment of money or who, in the course of and for the purpose of their business, habitually invest money or who in the circumstances can properly be regarded as having been selected other than as members of the public or (ii) otherwise as permitted under the Act, the securities regulations and any other applicable laws.

 In addition, each of the underwriters has represented and agreed that it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to persons whose ordinary business is to buy or sell shares or Notes (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Ordinance; and it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

 The Notes are a new issue of securities with no established trading market. Québec has been advised by the representative that one or more of the underwriters intend to make a market in the Notes, but are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, the Notes.

 Québec has agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

 In connection with the sale of the Notes, the underwriters (the "Stabilizing Managers") may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Stabilizing Managers may overallot the offering, creating a short position. In addition, the Stabilizing Managers may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes, and in connection therewith may impose a penalty bid on certain underwriters. This means that if the Stabilizing Managers purchase Notes in the open market to reduce any short position or to stabilize the price of the Notes, they may reclaim the amount of the selling concession from the underwriter or underwriters who sold those Notes as part of the offering. The Stabilizing Managers will not be required to engage in these activities, and may end any of these activities at any time. Any stabilization activity in the EEA may commence on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if commenced, may be ended at any time, but it must end no later than the earlier of 30 days after the date of issue and 60 days after the date of allotment of the Notes.

 Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth above.

 It is expected that delivery of the Notes will be made against payment on or about the date specified in the next to last paragraph of the cover page of this prospectus supplement, which will be the sixth Wellington business day (sixth New York business day) following the date of pricing of the Notes. Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if any purchaser has traded or wishes to trade Notes on the date of pricing of the Notes or the next three business days, it will be required, by virtue of the fact that the Notes will initially settle on the sixth Wellington business day (sixth New York business day) following the date of pricing of the Notes, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who have traded or wish to trade the Notes on the date of pricing of the Notes or the next three business days should consult their own advisor.

 A prospectus and prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering. The representative may agree to allocate Notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that make internet distributions on the same basis as other allocations. Royal Bank of Canada Europe Limited uses electronic systems in connection with offers and sales and distributions of certain securities and may use such systems in this offering. Other than the prospectus and this prospectus supplement in electronic format, the information on the websites is not part of this prospectus supplement and the prospectus.

VALIDITY OF THE NOTES

 The validity of the Notes will be passed upon for Québec by Desjardins Ducharme, L.L.P., and for the underwriters by Ogilvy Renault LLP. Certain matters of United States law are being passed upon by Sullivan & Cromwell LLP. Sullivan & Cromwell LLP will rely as to all matters of Canadian and Québec law on the opinions of Ogilvy Renault LLP and Desjardins Ducharme, L.L.P. Ogilvy Renault LLP and Desjardins Ducharme, L.L.P. will rely as to all matters of New York law on the opinion of Sullivan & Cromwell LLP. Desjardins Ducharme, L.L.P., Ogilvy Renault LLP and Sullivan & Cromwell LLP have, from time to time, rendered legal services to Québec not connected with the offering of the Notes.

OFFICIAL STATEMENTS

 The information set forth or incorporated by reference herein, except the information appearing under "Underwriting" in this prospectus supplement and under "Plan of Distribution" in the prospectus, was supplied by the Ministère des Finances du Québec, in its official capacity, duly authorized therefor.

GENERAL INFORMATION

Listing of the Notes

 The Notes will not be listed on any stock exchange. Québec may decide to list the Notes on a recognized stock exchange after their delivery.

Authorizations

 The issue and terms of the Notes were authorized under a borrowing plan created by Order in Council No. 565-2005 adopted by the Gouvernement du Québec on June 15, 2005.

Litigation and Arbitration Proceedings

 Save as disclosed in the prospectus (including the documents incorporated by reference therein), Québec is not involved in any legal or arbitration proceedings which may have or have had during the past 12 months a significant effect on Québec's financial position, nor is Québec aware of any such proceedings pending or threatened.

No Material Adverse Change

 Save as disclosed in the prospectus (including the documents incorporated by reference therein), there has been no material adverse change in the financial position or the prospects of Québec since March 31, 2005.

Documents

 Copies of the Fiscal Agency Agreement will be available for inspection at, and copies of the annual and quarterly reports incorporated by reference as well as all future annual and quarterly reports of Québec and other information filed with the Commission by Québec, as described under "Documents Incorporated by Reference" in this prospectus supplement and under "Where You Can Find More Information" in the prospectus, may be obtained, free of charge, from the offices of the Registrar, JPMorgan Chase Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004, during the Registrar's normal business hours on any weekday.

Paying Agent

 JPMorgan Chase Bank, N.A. has been appointed as the paying agent.

Clearance

 The Notes have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg (Common Code 023499282, ISIN Code USC4108FAC08 and CUSIP C4108F AC 0).

QUÉBEC

Ministère des Finances
12, rue Saint-Louis
Québec, Québec
Canada G1R 5L3

LEGAL ADVISORS

To Québec	To the underwriters
Desjardins Ducharme, L.L.P. 70, Dalhousie Street Suite 300 Québec City, Québec Canada G1K 4B2	Sullivan & Cromwell LLP 125 Broad Street New York, N.Y. 10004 United States of America
Ogilvy Renault LLP 1981, McGill College Avenue Bureau 1100 Montréal, Québec Canada H3A 3C1

REGISTRAR, FISCAL, TRANSFER AND PAYING AGENT

JPMorgan Chase Bank, N.A.
4 New York Plaza
15th Floor
New York, NY 10004

PROSPECTUS

U.S. $3,500,000,000
Debt Securities
Warrants

This prospectus contains summaries of the general terms of these securities. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities or warrants unless accompanied by a supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2005.

Please note that in this prospectus, references to "we", "our" and "us" refer to Québec.

WHERE YOU CAN FIND MORE INFORMATION

 We file annual reports, amendments to annual reports and other information with the U.S. Securities and Exchange Commission ("SEC"). These reports include financial information about us and may be accompanied with exhibits.

 You may read and copy any document we file with the SEC at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement and the exhibits and schedules to the registration statement are also available through the SEC's website at http://www.sec.gov.

 You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address or, without charge, from us or the other sources listed below.

 The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 18-K for the year ended March 31, 2004; and

  •
  all amendments to our Annual Report on Form 18K/A for the year ended March 31, 2004 filed prior to the date of this prospectus.

 We also incorporate by reference all our future annual reports and all amendments to annual reports, and any other information we file with the SEC pursuant to Sections 13(a) and 13(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the Securities. Each time we file a document with the SEC that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

 You may request a free copy of the annual reports, amendments to annual reports and other information mentioned above by writing to the following addresses:

•	Québec
Ministère des Finances Direction de la documentation financière et du Fonds de financement 12 rue Saint-Louis Québec, Québec Canada G1R 5L3;
•	Credit Suisse First Boston LLC
Investment Banking Group Eleven Madison Avenue New York, New York 10011-3629; and
•	Merrill Lynch & Co.
Corporate Syndicate Department Merrill Lynch World Headquarters North Tower, Fifth Floor World Financial Center New York, New York 10281-1305.

 Telephone requests may be directed to:

•	Québec at (418) 643-8141;
•	Credit Suisse First Boston LLC at (212) 909-4811; and
•	Merrill Lynch & Co. at (212) 449-6500.

 You should rely only on the information incorporated by reference or contained in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these Securities in any state where the offer is not permitted by the law. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

 This prospectus contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

QUÉBEC

 The information set forth below is not complete and is qualified by the more detailed information contained in Québec's Annual Report on Form 18-K for the fiscal year ended March 31, 2004, and the other documents incorporated by reference in this prospectus.

 Québec is the largest by area of the ten provinces in Canada (1,541,000 square kilometers or 594,860 square miles, representing 15.4% of the geographical area of Canada) and the second largest by population (7.6 million, representing 23.6% of the population of Canada, as of January 2005).

 Québec has a modern, developed economy, in which the service sector contributed 70.7%, the manufacturing industry 21.0%, the construction industry 5.6% and the primary sector 2.7% of real GDP at basic 1997 prices in 2004. The leading manufacturing industries in Québec are primary metal products (including aluminum smelting), food products, transportation equipment products (including aircraft and motor vehicles and associated parts), paper products, wood products, petroleum and coal products. Québec also has significant hydroelectric resources, generating approximately one-third of the electricity produced in Canada.

 Montréal and Ville de Québec, the capital of Québec, are the centers of economic activity. Montréal is one of the main industrial, commercial and financial centers of North America and is Canada's second largest urban area as measured by population. Montréal is also Canada's largest port, situated on the St. Lawrence River, which provides access to both the Atlantic Ocean and the inland navigation system of the Great Lakes.

 French is the official language of Québec and is spoken by approximately 95% of its population.

USE OF PROCEEDS

 Unless otherwise specified in the prospectus supplement applicable to the Securities you are purchasing, which we refer to as the "prospectus supplement", we will:

  •
  add the net proceeds we receive from the sale of the Securities to the Consolidated Revenue Fund of Québec to be used for general purposes; or

  •
  partially or entirely credit such proceeds to the Financing Fund of Québec to be used for loans to public institutions or governmental enterprises and agencies.

DESCRIPTION OF THE SECURITIES

 We may at various times offer Debt Securities and, jointly or separately, Warrants to purchase Debt Securities (collectively, the "Securities") in distinct series. This section summarizes the material terms of the Securities which are common to all series. It does not, however, describe every aspect of the Securities. If the terms described in this section or in the prospectus supplement differ from the terms described in the Securities (the form of which will be filed with the SEC), you should rely on the terms described in the Securities.

Debt Securities

 The Debt Securities, when issued, will constitute valid, binding, unsecured and unconditional obligations of us. We pledge our full faith and credit for the payment and performance of the Debt Securities. The Debt Securities will rank equally among themselves and with all other debt securities issued by us and outstanding at the date of the issue of the Debt Securities or in the future. They will be payable as to principal, premium, if any, and interest in lawful money of the United States of America or in any other currency or currencies specified in the prospectus supplement. Debt Securities will be payable in The City of New York at the offices of Citibank, N.A., or in any other place specified in the prospectus supplement.

Information Specified in the Prospectus Supplement

 The prospectus supplement will specify the following terms:

  •
  the terms of the Debt Securities, including, where applicable:

  •
  the designation

  •
  aggregate principal amount

  •
  maturity

  •
  rate or rates of any interest

  •
  any interest payment dates

  •
  currency or currencies of denomination and payment

  •
  any index, price or formula to be used for determining the amount of any payment of principal, premium, if any, or interest

  •
  denominations

  •
  any terms relating to the holding and transfer of Debt Securities

  •
  any terms for redemption, exchange, repurchase or sinking funds

  •
  the names of and principal amounts to be purchased by any underwriters

  •
  the purchase price

  •
  any underwriting discounts and commissions

  •
  any other terms of the plan of distribution.

Form, Exchange and Transfer

 Unless otherwise specified in the prospectus supplement, the Debt Securities will be in fully registered form only in specified denominations.

 You may exchange your Debt Securities for other authorized denominations of the same series of equal aggregate principal amount. You may transfer and exchange your Debt Securities, free of charge, subject to any restrictions set forth in the prospectus supplement. Unless otherwise specified in the prospectus supplement, Citibank, N.A., which acts as fiscal agent and paying agent, will keep a register for the registration and transfer of Debt Securities.

Sinking Funds

 If the prospectus supplement so indicates, we will agree, so long as any Debt Securities of a particular series are outstanding, to set aside as a sinking fund for those Debt Securities on the dates set forth in the prospectus supplement, the Canadian dollar equivalent of the percentage of the principal amount of those Debt Securities indicated in the prospectus supplement. The funds so set aside will be invested in those Debt Securities, in direct or guaranteed obligations of Québec or in direct obligations of the Government of Canada, bonds of any municipality or school corporation in Québec, bonds issued by institutions which are fully subsidized by the Governement du Québec or in other securities as may be determined by the Ministère des Finances.

 The Debt Securities offered by this prospectus may include outstanding Debt Securities which are held in our sinking fund and are being resold by us or by government enterprises and agencies of Québec.

 The Debt Securities may be debentures denominated and payable in Canadian dollars which are offered and sold in Canada ("Domestic Debentures"). The prospectus supplement relating to Domestic Debentures will contain a description of the terms of such Domestic Debentures, which will be governed by, and construed in accordance with, the laws of Québec and the laws of Canada applicable therein.

Redemption

 The prospectus supplement will indicate if the Debt Securities may be redeemed prior to their stated maturity.

Original Issue Discount Securities

 Debt Securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. We will describe in any prospectus supplement relating to original issue discount securities any special U.S. Federal income tax and other considerations applicable to those Debt Securities.

Governing Law

 Unless otherwise indicated in the prospectus supplement, the Debt Securities will be governed by the laws of Québec and the laws of Canada applicable therein.

Place of Delivery

 Unless otherwise indicated in the prospectus supplement, the Debt Securities will be delivered in The City of New York.

Modifications

 Unless otherwise indicated in the prospectus supplement, the fiscal agency agreement and the Debt Securities may be amended by us and the fiscal agent without notice to or the consent of the holder of any Debt Security if the amendment:

  •
  cures an ambiguity;

  •
  cures, corrects or supplements any defective provisions contained in the fiscal agency agreement or in the Debt Securities; or

  •
  is considered by us acting on the advice of independent counsel, necessary or desirable and not inconsistent with the fiscal agency agreement or the Debt Securities, and will not, in our reasonable opinion (with the fiscal agent receiving an opinion of counsel satisfactory to it), adversely affect the interests of the holders of Debt Securities.

 However, no modification to any Debt Security may, without the consent of the holder of that Debt Security:

  •
  change the stated maturity or interest payment date of that Debt Security;

  •
  reduce the principal amount of or the rate of interest on that Debt Security;

  •
  change the currency of payment of that Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on that Debt Security or the guarantee;

  •
  reduce the percentage of holders of Debt Securities necessary to modify or amend the fiscal agency agreement or the terms and conditions of that Debt Security; or

  •
  reduce the percentage of outstanding Debt Securities necessary to waive any future compliance or past default.

Book-Entry System

 Unless otherwise specified in the prospectus supplement, the Debt Securities you purchase will be issued in the form of one or more fully registered global securities (each, a "Global Security"). Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") or any other depositary or depositaries identified in the prospectus supplement. These depositaries may include The Canadian Depository for Securities Limited, the Euroclear System or Clearstream Banking, société anonyme. A Global Security will be registered in the name of the relevant depositary or its nominee.

 Except as described below, a Global Security may be transferred, in whole or in part, only to the relevant depositary or its nominee.

 Upon the issuance of a Global Security, we expect that the relevant depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by that Global Security to the accounts of institutions that have accounts with the depositary ("Participants"). The accounts to be credited will be designated by the underwriters, dealers or agents, or by us, in the case of Debt Securities that we sell directly. Ownership of beneficial interests in that Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in that Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the relevant depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons other than Participants). Owners of beneficial interests in a Global Security may incur fees for the maintenance and operation of the book-entry system where that Global Security is held with DTC. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. Those laws may impair the ability to transfer beneficial interests in a Global Security.

 Any payment of principal, premium or interest due on the Debt Securities on any interest payment date or at maturity will be made available by us to Citibank, N.A., as paying agent, or any other paying agent identified in the prospectus supplement, on that date. The paying agent will make those payments to the relevant depositary in accordance with existing arrangements between the paying agent and that depositary. We expect that the depositary, upon receipt of any payment of principal, premium or interest, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the depositary. We also expect that payments by Participants to owners of beneficial interests in the Global Security held through those Participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those Participants. Neither we nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

 So long as a depositary (or its nominee) is the registered owner of a Global Security, that depositary (or nominee) will be considered the sole owner and holder of the Debt Securities represented by that Global Security for all purposes of the Debt Securities. Except as provided below, or as may be specified in the prospectus supplement, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by that Global Security registered in their names, will not be entitled to receive physical delivery of certificated Debt Securities in definitive form upon exchange or otherwise and will not be considered the owners or holders of any Debt Securities represented by a Global Security. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the relevant depositary and, if that person is not a Participant, on the procedures of the Participant through which that person holds its interest, to exercise any rights of a holder of Debt Securities. We understand that, under existing industry practice, if an owner of a beneficial interest in a Global Security desires to take any action the relevant depositary (or nominee) as the holder of that Global Security is entitled to take, the depositary would authorize the Participants to take that action, and the Participants would authorize beneficial owners owning through those Participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

 Except as otherwise set forth in the prospectus supplement, a Global Security may not be transferred except as a whole by the relevant depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or any other nominee of the depositary, or by the depositary or the nominee to another depositary or its nominee or to a successor of the depositary or a nominee of the successor. Debt Securities represented by a Global Security are exchangeable for certificated debt securities of like tenor and of an equal aggregate principal amount in denominations of U.S.$1,000 (or other minimum denomination specified in the prospectus supplement) and integral multiples of U.S.$1,000 only if:

  •
  the relevant depositary notifies us that it is unwilling or unable to continue as depositary for the Global Security, or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered, and we do not appoint a successor depositary within 90 days after receiving that notice or becoming aware that the depositary is no longer so registered;

  •
  we notify the fiscal agent that all the Debt Securities represented by a Global Security are to be exchanged for certificated debt securities;

  •
  upon request by one or more owners of beneficial interests in a Global Security after an event of default entitling the holders to accelerate the maturity of the related Debt Securities has occurred and is continuing; or

  •
  in other events as may be specified in the prospectus supplement.

 Any Debt Security that is exchangeable pursuant to the preceding sentence is to be exchanged for certificated debt securities registered in the names that the relevant depositary shall direct. Certificated debt securities may be presented for registration of transfer or exchange at the office of the paying agent in The City of New York or any other place specified in the prospectus supplement, and principal, premium, if any, and interest will be payable at that office of the paying agent, provided that interest may be paid by check mailed to the registered holders of the Debt Securities to their addresses appearing in the security register.

 DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions, like transfers and pledges, among its Participants in those securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other types of organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. DTC agrees with and represents to its Participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The rules applicable to DTC and its Participants are on file with the SEC.

 If depositaries other than DTC are appointed, additional information with respect to those depositaries will be set forth in the prospectus supplement.

Canadian Taxes on Debt Securities

 In the opinion of our counsel, Bélanger Sauvé, l.l.p., and of Ogilvy Renault LLP, Canadian counsel for the underwriters or agents, if any, there are no withholding taxes payable under the laws of Canada or of Québec with respect to any Debt Securities or premium, if any, or interest thereon except in the circumstances set forth below. Under the Income Tax Act (Canada) (the "Act"), if any part of the interest (including amounts deemed interest under the Act) payable on the Debt Securities is:

  •
  contingent or dependent upon the use of or production from property in Canada;

  •
  computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion; or

  •
  computed by reference to dividends paid or payable to shareholders of any class of shares of a corporation;

then interest payable on the Debt Securities will not be exempt from withholding taxes unless the Debt Securities are "prescribed obligations" for those purposes. A prescribed obligation is a debt obligation the terms of which provide for an adjustment to the amount payable under the obligation that is determined by reference to a change in the purchasing power of money, and on which no amount payable, other than that adjustment, is contingent or dependent upon or computed by reference to any of the criteria listed above.

 There are no other taxes on income or capital gains payable under the laws of Canada or of Québec in respect of any Debt Securities or premium, if any, or interest thereon by an owner who is not, nor is deemed to be, a resident of Canada and who does not use or hold, and is not deemed to use or hold, any Debt Securities in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere and is not an authorized foreign bank carrying on a bank business in Canada within the meaning of the Act.

 There are no estate taxes or succession duties imposed by Canada or Québec in respect of any Debt Securities or premium, if any, or interest thereon.

Warrants

 We may issue, together with any Debt Securities offered by a prospectus supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to a particular issue of Warrants. That prospectus supplement will set forth:

  •
  the terms of the Debt Securities purchasable upon exercise of the Warrants;

  •
  the principal amount of Debt Securities purchasable upon exercise of one Warrant, the exercise price and the procedures for, and conditions to, exercise for purchasing those Debt Securities;

  •
  the dates on which the right to exercise the Warrants will commence and expire;

  •
  the date, if any, on and after which the Warrants and the related Debt Securities will be separately transferable; and

  •
  whether the Warrants represented by Warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered.

 Unless otherwise indicated in the prospectus supplement, the Warrants will be governed by the laws of Québec and the laws of Canada applicable therein. Unless otherwise indicated in the prospectus supplement, the Warrants will be delivered in The City of New York.

JURISDICTION

 We will appoint the Delegate General of Québec in New York, One Rockefeller Plaza, 26th Floor, New York, N.Y. 10020-2102, as our authorized agent upon whom process may be served in any action based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and will expressly waive any immunity to service of process regarding any action to which the Delegate General of Québec might otherwise be entitled. This appointment will be irrevocable until all amounts in respect of the Securities have been paid, except that, if for any reason the designated agent ceases to be able to act as the authorized agent or no longer has an address in The City of New York, we will appoint another person or persons in The City of New York as our authorized agent. We will expressly accept the non-exclusive jurisdiction of any court and will irrevocably waive, to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any court to which it might otherwise be entitled in any action based upon the Securities.

 We may be sued in the courts of Québec, and no applicable law requires the consent of any public official or authority for proceedings to be brought or judgment to be obtained against us arising out of or relating to obligations under the Securities. In addition, no immunity from suit is available to us in any action in those courts, irrespective of whether a party to the action or the holder of Securities is or is not resident within Québec or is or is not a citizen of Canada.

 Although any judgment obtained in an action brought in the courts of Québec against us may not be enforced by execution, applicable statutes provide that whenever Québec is condemned by a judgment that has become definitive to pay a sum of money, the Ministre des Finances, after having received a certified copy of the judgment, shall pay the amount due out of the money at his or her disposal for that purpose or, failing that, out of the Consolidated Revenue Fund of Québec.

PLAN OF DISTRIBUTION

 We may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

 The distribution of the Securities may be effected from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  prices related to prevailing market prices; or

  •
  negotiated prices.

 The distribution may be effected in the United States and/or in any one or more other jurisdictions where permitted by law, as specified in the prospectus supplement.

 In connection with the sale of Securities, underwriters or agents may receive compensation from us or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents who participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement will identify these underwriters or agents, and will describe the compensation received from us.

 Under agreements which we may enter into, dealers and agents who participate in the distribution of Securities may be entitled, and we have agreed that underwriters, if any, will be entitled, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

 The prospectus supplement relating to Domestic Debentures will contain a description of the plan of distribution of those Domestic Debentures.

DEBT RECORD

 Québec has paid the full face amount of the principal of and premium, if any, and interest on (a) every debt security issued or assumed by it, and (b) every indirect debt security on which it has been required to implement its guarantees, all promptly when due in the currency and in the country where payable, subject to any applicable laws and regulations forbidding trading with the enemy during wartime.

AUTHORIZED AGENT

 Our authorized agent in the United States is the Delegate General of Québec in New York, One Rockefeller Plaza, 26th Floor, New York, New York 10020-2102.

VALIDITY OF THE SECURITIES

 Bélanger Sauvé, l.l.p., Montréal, Québec, will pass upon the validity of the Securities and all other matters of Canadian and Québec law and procedure on our behalf and that of Québec. The validity of the Securities and all other matters of Canadian and Québec law and procedure will be passed upon for the underwriters or agents, if any, by Ogilvy Renault LLP, Montréal, Québec. The validity of the Securities will be passed upon as to matters of New York law for the underwriters or agents, if any, by Sullivan & Cromwell LLP, New York, New York, who will rely as to all matters of Canadian and Québec law on the opinions of the aforementioned two firms.

 Ogilvy Renault LLP and Sullivan & Cromwell LLP have, from time to time, rendered legal services to us not connected with the offering of the Securities.

OFFICIAL STATEMENTS

 The information set forth or incorporated by reference herein, except for the information appearing under "Plan of Distribution", was supplied by the Ministre des Finances du Québec, in its official capacity, duly authorized therefor.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
DOCUMENTS INCORPORATED BY REFERENCE
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF NOTES
CLEARING AND SETTLEMENT
INFORMATION ON CURRENCY CONVERSION AND FOREIGN EXCHANGE EXPOSURE
TAX MATTERS
UNDERWRITING
VALIDITY OF THE NOTES
OFFICIAL STATEMENTS
GENERAL INFORMATION
TABLE OF CONTENTS OF PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
QUÉBEC
USE OF PROCEEDS
DESCRIPTION OF THE SECURITIES
JURISDICTION
PLAN OF DISTRIBUTION
DEBT RECORD
AUTHORIZED AGENT
VALIDITY OF THE SECURITIES
OFFICIAL STATEMENTS